   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 10, 1996
                                          REGISTRATION NO. 333-[               ]
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                     AND POST-EFFECTIVE AMENDMENT NO. 1 TO
                REGISTRATION STATEMENT NO. 33-49132 ON FORM S-8

                              PRIMARK CORPORATION
             (Exact name of registrant as specified in its charter)

                   MICHIGAN                                     38-2383282
         (State or other jurisdiction              (I.R.S. Employer Identification No.)
      of incorporation or organization)

                         1000 WINTER STREET, SUITE 4300
                          WALTHAM, MASSACHUSETTS 02154
                    (Address of principal executive offices)

                   PRIMARK CORPORATION 1992 STOCK OPTION PLAN
                            (Full title of the plan)

                            MICHAEL R. KARGULA, ESQ.
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                              PRIMARK CORPORATION
                         1000 WINTER STREET, SUITE 4300
                          WALTHAM, MASSACHUSETTS 02154
                                 (617) 466-6611
(Name, address and telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
                                                   PROPOSED MAXIMUM PROPOSED MAXIMUM
                                        AMOUNT         OFFERING       AGGREGATE       AMOUNT OF
TITLE OF SECURITIES                     TO BE         PRICE PER        OFFERING      REGISTRATION
TO BE REGISTERED                   REGISTERED(1)(2)     SHARE(3)       PRICE(3)         FEE(3)
---------------------------------------------------------------------------------------------------
Common Stock without par value.....     250,000        $24.875      $6,218,750.00     $1,884.47
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------

(1) This registration statement relates solely to 250,000 additional shares of Primark Corporation Common Stock, without par value (the "Shares"). The 250,000 additional Shares are of the same class as other securities of Primark Corporation for which a Registration Statement filed on Form S-8 relating to the Primark Corporation 1992 Stock Option Plan (Commission File No. 33-49132) is effective. Pursuant to Instruction E of the Registration Statement on Form S-8, the filing fee is being paid only with respect to the 250,000 additional Shares.

(2) One million five hundred thousand Shares registered by the registrant under Registration Statement No. 33-49132 referred to below are consolidated in this Registration Statement pursuant to Rule 429. A registration fee of $4,453 was previously paid by the registrant under the foregoing Registration Statement with respect to such Shares.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) based upon the average of the high and low prices for shares of the Registrant's Common Stock as reported on the New York Stock Exchange on December 6, 1996.

     IN ACCORDANCE WITH RULE 429 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THE PROSPECTUS INCLUDED HEREIN IS A COMBINED PROSPECTUS THAT INCLUDES ALL THE INFORMATION CURRENTLY REQUIRED IN EACH PROSPECTUS RELATING TO THE SECURITIES COVERED BY THIS REGISTRATION STATEMENT AND REGISTRATION STATEMENT NO. 33-49132 PREVIOUSLY FILED BY THE REGISTRANT.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     PART I

                                EXPLANATORY NOTE

     Pursuant to Instruction E to the Registration Statement on Form S-8, this registration statement relates solely to the registration of 250,000 additional shares of Primark Corporation (the "Company") Common Stock, without par value (the "Shares"). The 250,000 additional Shares being registered hereby are of the same class as other securities for which a registration statement on Form S-8 (Commission File No. 33-49132) is effective. The contents of the earlier registration statement on Form S-8 (Commission File No. 33-49132) are incorporated herein by reference. The remainder of this registration statement consists only of the required opinions and consents, the signature page, and a reoffer prospectus (as defined in instruction C of the Registration Statement on Form S-8) in accordance with Instruction E of the Registration Statement on Form S-8.

PROSPECTUS

                              PRIMARK CORPORATION

                         389,860 SHARES OF COMMON STOCK

     This Prospectus relates to 389,860 shares of common stock, without par value ("Common Stock"), of Primark Corporation ("Primark" or the "Company") to be offered from time to time by certain shareholders of the Company (the "Selling Shareholders"). The shares of Common Stock offered hereby have been or may be acquired through the exercise of stock options granted to the Selling Shareholders pursuant to the Primark Corporation 1992 Stock Option Plan (the "Plan"). The Company will receive none of the proceeds from the sale of shares of Common Stock offered hereby.

     The outstanding shares of Common Stock are listed on the New York Stock Exchange ("NYSE") under the symbol PMK and on the Pacific Stock Exchange. On December 6, 1996, the closing sale price of the Common Stock, as reported by the NYSE, was $25.00 per share.

     The Company has been advised that the Selling Shareholders may sell, from time to time, in one or more transactions (which may include block transactions), all or a portion of their shares on the NYSE or the Pacific Stock Exchange, in special offerings, in the over-the-counter market, in negotiated transactions, through underwriters or otherwise at market prices prevailing at the time of sale or at negotiated prices. The Selling Shareholders have indicated that if any of the Common Stock offered hereby is sold through underwriters, brokers or dealers, then the Selling Shareholders may pay customary underwriting discounts and brokerage commissions and charges. The Selling Shareholders and any underwriters, brokers or dealers or other persons who participate with them in the distribution of the shares offered hereby may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), although the Selling Shareholders disclaim such status. Any commissions and discounts received by such underwriters, brokers or dealers, and any profit on the resale of the stock by such underwriters, brokers or dealers, may be deemed to be underwriting discounts and commissions under the Securities Act. See "Plan of Distribution."

     The Company will pay all expenses incidental to the registration of the Common Stock, but will not pay selling or other expenses incurred in the offering, including the discounts and commissions of broker-dealers. The Company has agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Securities Act, in connection with the Common Stock offered hereby.
                            ------------------------

         SEE "RISK FACTORS," BEGINNING ON PAGE 2, FOR INFORMATION THAT
                 SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.
                            ------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
    ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
     CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

                THE DATE OF THIS PROSPECTUS IS DECEMBER 10, 1996

                                  THE COMPANY

     Primark is a Michigan corporation organized in 1981. The Company is engaged principally in the information services industry serving two primary markets, financial information and applied information technology. The Company's financial information businesses consist of the operations of Datastream International Limited and its affiliates ("Datastream"), Disclosure Incorporated ("Disclosure"), I/B/E/S International, Inc. ("I/B/E/S"), Vestek Systems, Inc. ("Vestek"), Worldscope/Disclosure Partners ("Worldscope"), ICV Limited ("ICV"), the Yankee Group Research, Inc. ("Yankee Group") and Groupe DAFSA S.A. ("DAFSA"). On November 27, 1996, Primark Corporation agreed to acquire all of the outstanding stock of Baseline Financial Services, Inc. ("Baseline"), pursuant to the terms of a Stock Purchase Agreement by and between the Company, Bowne & Co. Inc., and Robert G. Patterson for approximately $40,000,000 in cash. It is anticipated that the acquisition will be consummated within thirty days. Primark develops and markets "value-added" database products that cover established and emerging markets worldwide, as well as proprietary analytical software for the analysis and presentation of financial and economic information. Customers include investment managers, investment bankers, accounting and legal professionals and information and reference service providers. The applied information technology activities, conducted through TASC, Inc. ("TASC"), provide a broad spectrum of technology-based information services and products primarily to U.S. government agencies principally involved in national security and intelligence related activities, and increasingly to commercial customers such as users of real-time weather information. The Company is engaged in transportation services through its wholly owned subsidiary, Triad International Maintenance Corporation ("TIMCO").

     The Company's principal executive offices are located at 1000 Winter Street, Suite 4300, Waltham, Massachusetts 02154, and its telephone number is
(617) 466-6611. For additional information concerning the Company, see "Incorporation of Certain Documents by Reference," "Available Information," and "Risk Factors."

                                  RISK FACTORS

     Prior to investing in the shares of Common Stock offered hereby, prospective investors should consider the following factors and risks, together with the other information set forth elsewhere in or incorporated by reference in this Prospectus. See "Incorporation of Certain Documents by Reference."

DEPENDENCE ON FEDERAL GOVERNMENT CONTRACTS

     A substantial portion of the Company's revenues is derived from services performed directly or indirectly under contracts with the U.S. Government. Approximately 49%, 57% and 60% of the Company's total operating revenues for the years ended December 31, 1995, 1994 and 1993, respectively, were derived from contracts with U.S. Government agencies, and from subcontracts with U.S. Government prime contractors.

     Contracts made with the U.S. Government are normally subject to annual approval of funding. Limitations imposed on spending by the U.S. Government agencies, which might result from efforts to reduce the Federal deficit or for other reasons, may limit both the continued funding of the Company's existing contracts with the U.S. Government and the Company's ability to obtain additional contracts. These limitations, if significant, could have a material adverse effect on the Company.

     All contracts made with the U.S. Government may be terminated by the U.S. Government at any time, with or without cause. There can be no assurance that any existing or future contracts with the U.S. Government would not be terminated or that the U.S. Government will continue to use the Company's services at levels comparable to current use.

DEPENDENCE ON TECHNICAL PERSONNEL

     The Company's future success is dependent upon its ability to attract and retain highly skilled personnel. The market for these professionals is competitive. There can be no assurance that the Company will continue to be successful in its efforts to attract and retain such qualified professionals.

FOREIGN OPERATIONS

     Substantially all of Datastream's revenues are derived from various foreign markets, including a significant proportion from the U.K. Similarly, the revenues of ICV and DAFSA are derived from the U.K. and France, respectively. Consequently, the Company is exposed to certain risks associated with international business, particularly with respect to foreign currency exchange rate movements. Datastream's business is also subject to the customary risks associated with international transactions, including political risks, local laws and taxes, the potential imposition of trade or currency exchange restrictions, tariff increases and difficulties or delays in collecting accounts receivable. Weak foreign economies and/or a weakening of foreign currencies against the U.S. dollar would adversely affect Datastream's, DAFSA's and ICV's overall future operating results and cash flows. It is the Company's intention to continue to hedge the currency risk associated with foreign operations as may be needed in the future.

TECHNOLOGICAL CHANGES

     The Company operates principally in the information services industry, which is a rapidly changing industry. Even if the Company remains abreast of the latest developments and available technology in the industry, it could be adversely affected by such developments and technological advances and the introduction of new products and services in the information services industry. The future success of the Company will depend significantly on its ability to develop and deliver technologically advanced quality products and services. The Company's future results of operations could be adversely affected by the cost of developing such products and services.

COMPETITION

     The Company faces competition from many companies, some of which have substantially greater resources. There can be no assurance that the Company, including its subsidiaries, will compete successfully in the future.

LITIGATION

     The Company and its subsidiaries are involved in routine litigation and administrative proceedings incident to the normal course of their respective businesses. Certain of those proceedings are described in the periodic reports filed by the Company with the Commission. See "Available Information" and "Incorporation of Certain Documents by Reference." On June 24, 1994, a jury in a civil case titled Bradley v. Gelb et. al., in the Massachusetts Superior Court, returned an unfavorable verdict against the two founders of TASC, and against TASC itself. The suit was brought by a former employee regarding a TASC stock transaction which took place in 1976, prior to the Company's acquisition of TASC in 1991. On June 28, 1994, the Court ordered that judgment be entered on the verdict requiring the two founders (but not TASC itself) to disgorge $19,800,000. Such amount accrues post-judgment interest at a statutory rate. As an alternative course of action, the plaintiff may pursue the two founders and TASC, jointly and severally, for $48,600. Based on the adjudication, the Company has denied requests of the two founders for indemnification. Certain post-verdict motions (including a motion for judgment notwithstanding the verdict, and in the alternative, a motion for a new trial) are pending. While the outcome of these motions cannot be predicted with certainty, the Company believes it will not be required to pay any portion of this judgment. There can be no assurance, however, that the Company ultimately will be successful in such efforts.

                                USE OF PROCEEDS

     The Company will receive none of the proceeds from the sale of the Common Stock in this offering.

                              SELLING SHAREHOLDERS

     The following table sets forth the position held with the Company by each Selling Shareholder for the past three years (except as otherwise noted), the number of shares of Common Stock beneficially owned by the Selling Shareholders as of December 9, 1996 and the number of shares of Common Stock offered by the Selling Shareholders pursuant to this Prospectus. The shares of Common Stock offered hereby are those shares that have been acquired or may be acquired through the exercise of options granted to the Selling Shareholders pursuant to the Plan. Because the Selling Shareholders may sell, from time to time, all or some of the Common Stock offered hereby, no estimate can be made of the aggregate amount of Common Stock that will be owned by each Selling Shareholder upon completion of the offering to which this Prospectus relates. This Prospectus may be amended from time to time to add or delete persons to or from the list of Selling Shareholders, who have acquired or will acquire shares of Common Stock under the Plan, or who have disposed of such shares.

                                                                                           NUMBER OF SHARES THAT
                                                                                              MAY BE ACQUIRED
                                                         SHARES BENEFICIALLY OWNED          UNDER THE PLAN AND
                NAME AND POSITION                         AS OF DECEMBER 9, 1996              OFFERED HEREBY
-------------------------------------------------- -------------------------------------   ---------------------
Joseph E. Kasputys................................           1,894,058(a)(b)(c)                  146,830
  Chairman, President and Chief Executive Officer

John C. Holt......................................             219,810(b)                         18,810
  Executive Vice President

Stephen H. Curran.................................             291,568(a)(b)(c)                   40,000
  Senior Vice President and Chief Financial
  Officer

Ira Herenstein....................................              62,600(a)(b)(c)                   51,350
  Senior Vice President

Michael R. Kargula................................             400,230(a)(b)(c)                   57,940
  Senior Vice President, General Counsel and
  Secretary

Patrick G. Richmond...............................             147,458(a)(b)(c)                   55,430
  Vice President of Corporate Development

William J. Swift III..............................             110,298(a)(b)(c)                   19,500
  Vice President and Tax Counsel

---------------

(a) Includes for each of Messrs. Kasputys, Curran, Kargula, Richmond, and Swift 27,028 shares, and for Messr. Herenstein 11,250 shares, respectively, allocated to the participant's account under the Primark Corporation Employee Stock Ownership Plan ("ESOP") as to which the participant possesses voting power but not dispositive power.

(b) Includes 1,415,050, 218,810, 246,240, 319,520, 120,430, 81,840 and 51,350
    shares subject to stock options exercisable within 60 days of December 9, 1996 by Messrs. Kasputys, Holt, Curran, Kargula, Richmond, Swift and Herenstein, respectively, all of which options were granted under various plans of the Company.

(c) Does not include shares which will be allocated to the participant's account under the ESOP on December 31, 1996, which number of shares is indeterminable as of the date hereof.

                                PLAN OF DISTRIBUTION

     This offering of 389,860 shares of Common Stock is being made by the Selling Shareholders, who have indicated they are acting independently of each other and the Company in determining the manner and extent of sales of the shares of Common Stock included herein. The Company will receive none of the proceeds of this offering.

     Although all of the shares of Common Stock that are currently owned by the Selling Shareholders, or that would be owned by them upon the exercise of options granted under the Plan, are being registered for public sale, the sale of any or all of such shares by a Selling Shareholder may depend on the sale price of such shares and market conditions generally prevailing at the time. The Selling Shareholders reserve the right to reject any order in whole or in part.

     The Selling Shareholders have informed the Company that they may sell the shares of Common Stock being offered hereby in one or more transactions (which may involve block transactions) effected from time to time on the NYSE or the Pacific Stock Exchange, in special offerings, in the over-the-counter market, in negotiated transactions, or through a combination of such methods of sale, in each case at market prices prevailing at the time of sale, at prices relating to such prevailing market prices, or at negotiated prices. The shares of Common Stock may be sold by one or more of the following methods: (i) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (ii) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (iii) an exchange distribution and/or a secondary distribution in accordance with the rules of the NYSE or Pacific Stock Exchange, as applicable; and (iv) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate.

     Some or all of the shares offered hereunder also may be sold to or through an underwriter or underwriters. Any shares sold in that manner will be acquired by such underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Such shares may be offered to the public through underwriting syndicates represented by one or more managing underwriters or may be offered to the public directly by one or more underwriters. Any initial public offering price and any discounts or concessions allowed or disallowed or paid to dealers may be changed from time to time.

     The Selling Shareholders have indicated that if any of the Common Stock offered hereby is sold through brokers or dealers or underwriters, then the Selling Shareholders may pay customary brokerage commissions and charges or an underwriting discount or concession. The Selling Shareholders and any brokers or dealers, underwriters or other persons who participate with them in the distribution of the shares offered hereby may be deemed to be "underwriters" within the meaning of the Securities Act, although the Selling Shareholders disclaim such status. Any commissions and discounts received by such persons, or any profit on the resale of the stock by such persons, may be deemed to be underwriting discounts and commissions under the Securities Act. Neither the delivery of the Prospectus, or any Prospectus Supplement, nor any other action taken by the Company, the Selling Shareholders or any purchaser in connection with the purchase or sale of shares offered hereby shall be deemed or treated as an admission that any of them is an underwriter within the meaning of the Securities Act in connection with the sales of any shares.

     The Company will pay all expenses incidental to the registration of the Common Stock, but will not pay selling or other expenses incurred in the offering, including the discounts and commissions of broker-dealers. The Company has agreed to indemnify the Selling Shareholders against certain civil liabilities, including liabilities under the Securities Act, in connection with the Common Stock offered hereby.

                                 LEGAL MATTERS

     The validity of the issuance of the shares of Common Stock offered hereby has been passed upon by Michael R. Kargula, Esq., Senior Vice President, General Counsel, and Secretary to the Company. As of December 9, 1996, Mr. Kargula beneficially owned 400,230 shares of Common Stock, including options that are presently exercisable or exercisable within 60 days of such date. Of such shares, 41,882 were granted as restricted shares under the Primark Corporation 1988 Incentive Plan, 211,580 represented options to acquire Shares of Common Stock under the Primark Corporation 1988 Incentive Plan, 50,000 represented options for Common Stock under the Company's Stock Option Plan, 57,940 represented options for Common Stock under the 1992 Stock Option Plan, and 27,028 shares are held under the Company's ESOP. This number of shares beneficially owned by Mr. Kargula as of December 9, 1996, does not include a currently indeterminable number of shares that will be allocated to Mr. Kargula's account under the ESOP on or about December 31, 1996.

                                    EXPERTS

     The Consolidated Financial Statements and related financial statement schedules incorporated by reference into this Prospectus and into the Registration Statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements, and other information can be inspected and copied, at prescribed rates, at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, Room 1024, and at the Commission's New York Regional Office at Seven World Trade Center, New York, New York 10048, and Chicago Regional Office at Northwest Atrium Center, 500 West Madison Street, Chicago, Illinois 60611. Copies of such material also can be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a 'web site' that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. This web site can be accessed at http://www.sec.gov. The Company's Common Stock is traded on the NYSE and the Pacific Stock Exchange, and such reports, proxy statements, and other information can be inspected at the offices of the NYSE at Room 401, 20 Broad Street, New York, New York 10005 and the Pacific Stock Exchange, 301 Pine Street, San Francisco, California 94104.

     The Company has filed with the Commission a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the Common Stock offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and in the exhibits and schedules thereto. For further information with respect to the Company and the Common Stock, reference is hereby made to such Registration Statement, exhibits and schedules. Statements contained in this Prospectus as to the contents of any document referred to herein are not necessarily complete, and each such statement is qualified in its entirety by reference to each such document. The Registration Statement may be inspected without charge at the principal office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part thereof may be obtained from the Commission at prescribed rates.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission (File No. 1-8260) are hereby incorporated by reference in this Prospectus: (i) Annual Report on Form 10-K for the fiscal year ended December 31, 1995; (ii) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996; (iii) the description of the Company's Common Stock as set forth in its Form 10 dated November 17, 1981, Form 8-A dated October 18, 1985, Form 8-A dated January 13, 1988 and Form 8-A dated June 16, 1992. All documents filed pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of Common Stock offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated or deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents referred to above or elsewhere herein that have been incorporated by reference in this Prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Written requests for such copies should be directed to Primark Corporation, Investor Relations, 1000 Winter Street, Suite 4300, Waltham, Massachusetts 02154, telephone (617) 466-6611.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING SHAREHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OFFERED HEREBY IN ANY STATE TO ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION IN SUCH STATE. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHARGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                        PAGE
The Company...........................    2
Risk Factors..........................    2
Use of Proceeds.......................    3
Selling Shareholders..................    4
Plan of Distribution..................    5
Legal Matters.........................    6
Experts...............................    6
Available Information.................    6
Incorporation of Certain Documents by
  Reference...........................    7

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                             PRIMARK CORPORATION

                                 389,860 SHARES
                                  COMMON STOCK

                                   PROSPECTUS

                               DECEMBER 10, 1996

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.  EXHIBITS.

   EXHIBIT
   NUMBER     DESCRIPTION
   -------    -----------
    5.1    -- Opinion of Michael R. Kargula, Esq., Senior Vice President, General Counsel,
              and Secretary of the Company, regarding the legality of the securities being registered.

   23.1    -- Consent of Deloitte & Touche LLP.

   23.2    -- Consent of Michael R. Kargula, Esq. (included in the opinion filed as Exhibit
              5.1 hereto).

   24.1    -- Power of Attorney (included on signature pages).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts on December 10, 1996.

                                            PRIMARK CORPORATION

                                                     /s/ STEPHEN H. CURRAN
                                            By:.................................
                                                     STEPHEN H. CURRAN
                                                 SENIOR VICE PRESIDENT AND
                                                  CHIEF FINANCIAL OFFICER

                               POWER OF ATTORNEY

     The undersigned directors and officers of Primark Corporation, a Michigan corporation, hereby severally constitute and appoint Joseph E. Kasputys, Stephen
H. Curran and Michael R. Kargula, and each of them (with full power to act without the others), his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her, and in his or her name, place and stead, in any and all capacities, to execute and file with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, a Registration Statement covering shares of common stock of the corporation which have been issued or may be issued under its 1992 Stock Option Plan, and thereafter to execute and file any Post-Effective Amendments to the Registration Statement and Amendments or Supplements to any of the foregoing, hereby giving and granting to said attorneys full power and authority to do and perform every and all acts and things whatsoever requisite and necessary to be done in and about the premises as fully, to all intents and purposes, as he might or could do if personally present at the time thereof, hereby ratifying and confirming all that said attorneys and agents, or any of them, or their substitute or his substitute, may or shall lawfully do, or cause to be done, by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                SIGNATURE                               TITLE                        DATE
------------------------------------------  ------------------------------    ------------------
          /s/ JOSEPH E. KASPUTYS            Chairman, President and Chief       December 9, 1996
 ........................................     Executive Officer (Principal
            JOSEPH E. KASPUTYS                Executive Officer)

          /s/ STEPHEN H. CURRAN             Senior Vice President and           December 9, 1996
 ........................................     Chief Financial Officer
            STEPHEN H. CURRAN                 (Principal Financial and
                                              Accounting Officer)

           /s/ KEVIN J. BRADLEY             Director                            December 9, 1996
 ........................................
             KEVIN J. BRADLEY

             /s/ JOHN C. HOLT               Executive Vice President and        December 9, 1996
 ........................................     Director
               JOHN C. HOLT

            /s/ STEVEN LAZARUS              Director                            December 9, 1996
 ........................................
              STEVEN LAZARUS

         /s/ PATRICIA G. McGINNIS           Director                            December 9, 1996
 ........................................
           PATRICIA G. MCGINNIS

           /s/ JONATHAN NEWCOMB             Director                            December 9, 1996
 ........................................
             JONATHAN NEWCOMB

         /s/ CONSTANCE K. WEAVER            Director                            December 9, 1996
 ........................................
           CONSTANCE K. WEAVER

                               INDEX OF EXHIBITS

Exhibit 5.1    Opinion of Michael R. Kargula, Esq., Senior Vice President, General Counsel,
               and Secretary of the Company, regarding the legality of the securities being registered.

Exhibit 23.1   Consent of Deloitte & Touche LLP.

Exhibit 23.2   Consent of Michael R. Kargula, Esq. (included in the opinion filed as Exhibit
               5.1 hereto).

Exhibit 24.1   Power of Attorney (included on signature pages).